UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2006
VIRAGE LOGIC CORPORATION
(Exact name of registrant as specified in its charter)
000-31089
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0416232 (I.R.S. Employer Identification No.)
47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, with zip code)
(510) 360-8000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     Effective as of January 3, 2006, Virage Logic Corporation (“Virage Logic ” or the “Company”) entered into an offer letter with Mr. Jens Meyerhoff, the Company’s Chief Financial Officer. Pursuant to the offer letter, Mr. Meyerhoff will be entitled to receive cash compensation equal to $20,000 per month and be eligible to participate in the Company’s fiscal 2006 bonus plan for executive officers and will be eligible for an additional bonus of up to an additional 35% of his annual salary based upon the achievement of agreed-upon objectives. Additionally, Mr. Meyerhoff was granted an option to purchase 225,000 shares of Common Stock, such option to vest over a four-year period with 25% of the shares vesting one year from January 3, 2006, and at a rate of 1/48th of the shares per month for the remaining 36 months, for so long as Mr. Meyerhoff continues to be employed by the Company.
     The foregoing summary is qualified in its entirety by reference to the offer letter, a copy of which is filed as an exhibit 10.1 hereto.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective January 3, 2006, Mr. Jens Meyerhoff was appointed Chief Financial Officer of the Company to replace Mr. Michael Seifert, who is leaving the Company.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

10.1	Offer letter for Mr. Meyerhoff dated December 16, 2005
99.1	Press Release of Virage Logic Corporation dated January 4, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION
Date: January 6, 2006	By:	/s/ Adam Kablanian
Adam Kablanian
President and Chief Executive Officer

EXHIBIT INDEX

10.1 Offer letter for Mr. Meyerhoff dated December 16, 2005
99.1 Press Release of Virage Logic Corporation dated January 4, 2006